EX-99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Funds (the “Fund”) for the fiscal year/period ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chairman of the Board of Trustees of the Fund, Glenn S. Schafer, as President of the Fund, and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: November 16, 2004

/s/ Thomas C. Sutton
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Thomas C. Sutton
Chairman of the Board of Trustees, Pacific Funds

/s/ Glenn S. Schafer
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Glenn S. Schafer
President, Pacific Funds

/s/ Brian D. Klemens
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Brian D. Klemens
Treasurer (Principal Financial and Accounting Officer), Pacific Funds